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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                                PLAYBOY.COM, INC.

                    (Pursuant to Sections 228 and 242 of the
                General Corporation Law of the State of Delaware)

     Playboy.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"),

     DOES HEREBY CERTIFY:

     FIRST: That the Corporation was originally incorporated in Delaware under the name Playboy Online, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 25, 1998. On December 14, 1999, the Corporation filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. On February 23, 2000, the Corporation filed a second Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

     SECOND: That this Certificate of Amendment to the Certificate of Incorporation was duly adopted, in accordance with Sections 228 and 242 of the DGCL, by the consent of the Board of Directors.

     THIRD: That Article FOURTH, of the Certificate of Incorporation, stating the total number of shares the Corporation is authorized to issue, is hereby amended to include the following paragraph:

     "Each share of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to 6:00 P.M. on April 6, 2000, shall be reclassified automatically effective as of such date at 6:00 P.M., Delaware time, into 1.25 shares, par value $0.01 per share, of the Corporation's Common Stock, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified."

     FOURTH: That the foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the DGCL.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Kevin Mayer, its President and Chief Executive Officer, this 6th day of April 2000.

                                      By: /s/ Kevin Mayer
                                          -------------------------------------
                                          Kevin Mayer
                                          President and Chief Executive Officer


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